Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$57,556,245
Unrealized Gain (Loss) on Market Value of Commodity Futures	(216,366,255)
Dividend Income	37,908
Interest Income	62,123
ETF Transaction Fees	11,000
Total Income (Loss)	$(158,698,979)

Expenses
General Partner Management Fees	$1,024,191
Professional Fees	618,475
Brokerage Commissions	71,307
Directors' Fees and insurance	72,684
NYMEX License Fee	34,139
Total Expenses	$1,820,796
Net Income (Loss)	$(160,519,775)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/21	$2,857,641,761
Additions (2,400,000 Shares)	113,815,637
Withdrawals (3,800,000 Shares)	(174,007,917)
Net Income (Loss)	(160,519,775)

Net Asset Value End of Month	$2,636,929,706
Net Asset Value Per Share (54,823,603 Shares)	$48.10

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596